UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RM1, 5/F, No. 43 Hung To Road Kwun Tong, Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852-54795450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Tao Tu as Director

Effective as of April 16, 2026, Mr. Tao Tu resigned from his position as the director of Inno Holdings Inc. (the “Company”). Following Mr. Tu’s resignation, Mr. Tu also stepped down from his positions on the Audit Committee and Compensation Committee of the Company. Mr. Tu’s resignation was not a result of any disagreements with the Company on any matter relating to its operations, policies or practices. The Board of Directors (the “Board”) wishes to thank Mr. Tu for his service during his tenure on the Board.

Appointment of Shenghui Zhu as Director

The Board has appointed Mr. Shenghui Zhu to serve as a director of the Company to fulfill the vacancy on the Board following Mr. Tu’s departure. Mr. Zhu will also serve on the Company’s Audit Committee and Compensation Committee as an independent director. The Board approved Mr. Zhu’s appointment on April 20, 2026.

Mr. Zhu, age 39, has served as a director of the Company since April 2026. Mr. Zhu has over a decade of experience in the electronic products industry. From 2011 to 2020, he served as a Project Manager at P&T Electronic Technology Co., Ltd., where he was engaged in the design and manufacturing of electronic products. Since 2020, Mr. Zhu has served as a Senior Manager at Gecko Electronics Limited, mainly responsible for customer technical coordination, project communication, and solution support for electronics-related products and services. Mr. Zhu received his Bachelor of Engineering degree in Electronic Information Engineering from Jiangxi University of Science and Technology in September 2010.

On April 20, 2026, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Zhu. Under the Indemnification Agreement, the Company agrees to indemnify Mr. Zhu to the fullest extent permitted by Texas law against certain liabilities and expenses incurred in connection with proceedings arising out of his service as a director of the Company. The Indemnification Agreement also provides for advancement of expenses, subject to certain conditions, and contain customary exceptions and limitations on indemnification. The foregoing summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

There are no family relationships between Mr. Zhu and any director or executive officer of the Company. In addition, there are no arrangements or understandings between Mr. Zhu and any other persons pursuant to which he was elected to the Board, and there are no related party transactions between the Company and Mr. Zhu disclosable under Item 404 of Regulation S-K of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the registration statement on Form S-1 (file number: 333-273429) filed on October 20, 2023)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	Chief Executive Officer

Date:	April 22, 2026